CERTIFICATION

Neal Neilinger, President, Treasurer and Trustee of Kimberlite Investment Trust (the “Registrant”), certifies to the best of his knowledge that:

1.  The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2016, fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Kimberlite Investment Trust

President, Treasurer and Trustee

/s/ Neal Neilinger

Neal Neilinger

Date: December 1, 2016

A signed original of this written statements required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Kimberlite Investment Trust and will be retained by Kimberlite Investment Trust and furnished to the Securities and Exchange Commission or its staff upon request.